                             CERTIFICATE OF TRUST

                                      OF

                       Pioneer Multi-Asset Income Trust

                          a Delaware Statutory Trust

   This Certificate of Trust of Pioneer Multi-Asset Income Trust (the "Trust"), dated as of this 17th day of September, 2019, is being duly executed and filed, in order to form a statutory trust pursuant to the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) (the "Act").

   1. Name. The name of the statutory trust formed hereby is "Pioneer Multi-Asset Income Trust."

   2. Registered Office and Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

   3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

   4. Series Trust. Notice is hereby given that pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, if any, shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust will become, within 180 days following the first issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended.

/s/ John E. Baumgardner, Jr.             /s/ Lorraine H. Monchak
---------------------------------------  --------------------------------------
John E. Baumgardner, Jr.                 Lorraine H. Monchak
As Trustee and not individually          As Trustee and not individually

/s/ Diane Durnin                         /s/ Thomas J. Perna
---------------------------------------  --------------------------------------
Diane Durnin                             Thomas J. Perna
As Trustee and not individually          As Trustee and not individually

/s/ Benjamin M. Friedman                 /s/ Marguerite A. Piret
---------------------------------------  --------------------------------------
Benjamin M. Friedman                     Marguerite A. Piret
As Trustee and not individually          As Trustee and not individually

/s/ Margaret B. W. Graham                /s/ Fred J. Ricciardi
---------------------------------------  --------------------------------------
Margaret B. W. Graham                    Fred J. Ricciardi
As Trustee and not individually          As Trustee and not individually

/s/ Lisa M. Jones                        /s/ Kenneth J. Taubes
---------------------------------------  --------------------------------------
Lisa M. Jones                            Kenneth J. Taubes
As Trustee and not individually          As Trustee and not individually